Exhibit 99.1
IMAGE ENTERTAINMENT REPORTS FISCAL 2009 FINANCIAL RESULTS
Net Revenues for Fiscal 2009 Fourth Quarter were $26.6 Million
Net Revenues for Fiscal 2009 were $130.7 Million
CHATSWORTH, Calif., June 25, 2009 — Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, and distributor of home entertainment programming in North America, today reported financial results for its fiscal fourth quarter and year ended March 31, 2009.
“In what is perhaps the most challenging retail climate we have ever faced, Image Entertainment continues to navigate through a series of financial and post-merger related challenges,” said Jeff M. Framer, President and Chief Financial Officer of Image Entertainment. “We remain vigilant in our efforts to enhance value to our stockholders, retail partners and content providers. Our digital business has grown significantly as we continue to exploit many forms of content delivery to consumers. And we have made several feature film acquisitions that have elevated the Company’s presence amongst feature film suppliers.”
Mr. Framer added that “Working with our advisors, we have put a process in place to move our company forward. We have significantly reduced our operating costs going forward as our advisors explore various alternatives for the Company.”
Fiscal Fourth Quarter Ended March 31, 2009 Financial Summary
•	Net revenues increased 2.3% to $26.6 million, compared to $26.0 million for the fourth quarter of fiscal 2008.
•	Net revenues from domestic standard DVD distribution were down 16.4% to $20.0 million, from $23.9 million for the fourth quarter of fiscal 2008, as a result of weakness in the economy.
•	Net revenues from Blu-ray Disc® distribution were $1.3 million, compared to $222,000 for the fourth quarter of fiscal 2008.
•	Broadcast revenues were $2.8 million, compared to $224,000 for the fourth quarter of fiscal 2008.
•	Net revenues from digital distribution increased 177% to $1.5 million, from $535,000 for the fourth quarter of fiscal 2008.
•	Gross margins were 8.1%, compared to negative gross margins of (14.6) %, due to larger writedowns, for the fourth quarter of fiscal 2008.
•	In the fourth quarter of fiscal 2009, the Company recorded a charge of $4.8 million, or $0.22 per diluted share, representing accelerated amortization and fair value writedowns of its advance royalty and distribution fees and inventories.

Further contraction in the DVD and CD marketplace, due in part, to the weakened economy, led to a steeper reduction in the Company’s forecasts of future revenues.
•	The $4.8 million charge negatively impacted gross margins for the quarter by approximately 18% in the fourth quarter of fiscal 2009.
•	In the fourth quarter of fiscal 2008, the Company recorded a charge of $10.4 million, or $0.48 per diluted share, representing accelerated amortization and fair value writedowns of its advance royalty and distribution fees and inventories. The charge resulted primarily from reducing its forecasted future revenues to be generated from deep catalogue programming as a result of trending historical sales and the release of industry market data, regarding the maturation of the DVD industry, in the Company’s fourth quarter.
•	The $10.4 million charge negatively impacted gross margins by 40.1% in the fourth quarter of fiscal 2008.
•	Selling expenses were 9.9% of net revenues, down from 13.0% of net revenues, for the fourth quarter of fiscal 2008 as a result of reduced advertising and promotional expenditures.
•	General and administrative expenses decreased to $5.2 million, from $6.1 million for the fourth quarter of fiscal 2008 primarily as a result of reduced merger and severance expenses.
•	In the fourth quarter of fiscal 2009, the Company incurred expenses including:
•	$507,000 associated with the terminated merger negotiations with Nyx Acquisitions, Inc. (Nyx).

•	$439,000 in severance associated with the February 2009 cost-reduction in personnel.

•	$499,000 in severance associated with the March 2009 departure of its former President.
•	Offsetting the above expenses were reductions in non-merger related legal expenditures of approximately $290,000 and reduced third party consulting expenses of $156,000.
•	In the fourth quarter of fiscal 2008 we incurred expenses including:
•	$744,000 associated with the merger negotiations and related disputes with BTP Acquisition Company LLC (BTP).

•	$979,000 for the retirement package of its former CEO and other severance accruals.

•	$246,000 related to the separation of employment with an executive officer.
•	Other income was $3.0 million, compared to other expense of $599,000 for the fourth quarter of fiscal 2008. Other income for the fourth quarter of fiscal 2009 included:

•	$1.0 million non-refundable payment received in exchange for an extension of the closing date of the Nyx merger agreement.
•	$1.6 million pursuant to the termination of an agreement with a content supplier.
•	$400,000 resulting from the noncash change in fair value of a warrant and embedded derivatives compared to a $599,000 noncash charge relating to the same items in the fourth quarter of fiscal 2008.
•	Interest expense decreased to $706,000 from $843,000 for the fourth quarter of fiscal 2008.
•	Net loss was ($3,339,000), or ($.15) per diluted share, compared to a net loss of ($14,719,000), or ($0.68) per diluted share, for the fourth quarter of fiscal 2008.
Best-selling DVD releases for the quarter ended March 31, 2009 included: feature films In the Electric Mist and My Name is Bruce, and television program Ghost Hunters: Season 4 Part 2.
Fiscal 2009 Financial Summary
•	Net revenues increased 36% to $130.7 million, compared to $95.8 million for fiscal 2008.
•	Net revenues from domestic standard DVD distribution were up 23.2% to $107.8 million, from to $87.5 million for fiscal 2008, as a result of the Company’s feature film initiative.
•	Net revenues from Blu-ray distribution were $8.1 million, compared to $508,000 in fiscal 2008.
•	Net broadcast revenues increased 332% to $4.9 million, from $1.1 million in fiscal 2008.
•	Net revenues from digital distribution were up approximately 95% to $4.2 million, from $2.1 million for fiscal 2008.
•	Gross margins were 21%, compared to 10.8% for fiscal 2008.
•	Fiscal 2009 included a fourth quarter charge of $4.8 million, or $0.22 per diluted share, representing accelerated amortization and fair value writedowns of its advance royalty and distribution fees and inventories.
•	The $4.8 million fourth quarter charge negatively impacted annual gross margins by 3.7% for fiscal 2009

•	The $10.4 million fourth quarter charge negatively impacted annual gross margins by 10.9% for fiscal 2008.
•	Selling expenses remained constant at 10.9% of net revenues from fiscal 2008 to 2009.
•	General and administrative expenses decreased 11.2% to $16.9 million, from $19.0 million for fiscal 2008. The Company incurred:
•	$938,000 in severance for the February 2009 cost reduction lay-off and the March 2009 departure of its former President, as compared to $1,325,000 for the departure of its former Chief Executive Officer and Chief Marketing Officer, including legal costs, in fiscal 2008;

•	lower non-operating expenses associated with two separate merger processes for fiscal 2009 as compared to the fiscal 2008 period. During fiscal 2009, the expenses related to the ongoing merger process with Nyx and resolving disputes with BTP. In the prior year, the expenses related to the terminated merger process with BTP.
•	The Company incurred $1.2 million in legal, investment banking and other costs related to the merger processes in fiscal 2009, compared to $1.9 million for fiscal 2008;
•	lower third-party consulting expenses primarily relating to the Company’s continuing compliance with the requirements of Sarbanes-Oxley Section 404 by $198,000 for fiscal 2009 as compared to fiscal 2008; and
•	lower property and equipment depreciation and amortization expenses of approximately $659,000 for fiscal 2009, as a result of the fiscal 2008 closure of its Las Vegas, Nevada distribution facility.
•	Partially offsetting the noted comparative annual decreases to general and administrative expenses for fiscal 2009 were higher Board of Director fees (non-merger process related) of $200,000 for fiscal 2009 over fiscal 2008.
•	Other income was $5.2 million, compared to $4,000 for fiscal 2008. Other income (expense) for fiscal 2009 included:
•	$2.0 million pursuant to a settlement agreement and mutual release relating to the terminated merger agreement and distribution agreement with BTP.

•	$1.0 million non-refundable payment received in exchange for an extension of the closing date of the Nyx merger agreement.

•	$2.4 million pursuant to the termination of an agreement with a content supplier.

•	($209,000) in noncash expense resulting from the change in fair value of a warrant and embedded derivatives.
•	Interest expense was $3.3 million for fiscal 2009 and 2008. The noncash portion of interest expense for fiscal 2009 was $1.5 million, down 12.3% from $1.7 million in fiscal 2008.

•	Net loss was ($1,804,000), or ($0.08) per diluted share, compared to a net loss of ($23,053,000), or ($1.06) per diluted share, for fiscal 2008.
Best-selling DVD releases for the fiscal year ended March 31, 2009, in addition to those noted above for the fourth fiscal quarter, included: Comedy program Jeff Dunham: A Very Special Christmas and feature films In the Electric Mist, and Before the Devil Knows You’re Dead.
The Company anticipates that it will receive an opinion from its auditors containing an explanatory paragraph indicating that there is substantial doubt about the Company’s ability to continue as a going concern, which would be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 to be filed by June 29, 2009. On June 23, 2009, the Company and its senior lender, Wachovia Capital Finance Corporation (Western), amended their Loan and Security Agreement to provide that the Company is not required to deliver an unqualified opinion for the fiscal year ended March 31, 2009.
Fiscal Year 2010 Guidance
At this time, the Company is not providing annual or quarterly revenue guidance for fiscal 2010.
Corporate Conference Call
Image Entertainment’s management will host a conference call today, June 25, at 4:30 p.m. ET to review the fiscal 2009 fourth quarter and year end financial results. Image executive management will be on-line to discuss these results and take part in a Q & A session. The call can be accessed by dialing (877) 704-5381 and requesting to join the conference call by stating the confirmation code 2342100, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:15 p.m. Eastern time, or at any time during the conference call. International participants please dial (913) 981-5522.

A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing (888) 203-1112 and entering the following pass code: 2342100. International participants please dial (719) 457-0820 using the same passcode.
About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,200 exclusive DVD titles and approximately 340 exclusive CD titles in domestic release and approximately 400 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary, Egami Media, Inc. has digital download rights to approximately 2,000 video programs and over 300 audio titles containing more than 5,100 individual tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.
Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the Company’s goals, plans and projections regarding the Company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
These factors include, but are not limited to, (a) the Company’s ability to continue as a going concern, (b) the Company’s ability to secure media content on acceptable terms, (c) the Company’s ability to service it’s principal and interest obligations on it’s outstanding debt or otherwise renegotiate or refinance such outstanding debt, (d) the ability of the Company’s common stock to continue trading on NASDAQ, (e) changes in the retail DVD and digital media and entertainment industries, (f) changes in the Company’s business plan, (g) the Company’s limited working capital and the Company’s inability to raise additional working capital on acceptable terms or at all, (h) the Company’s ability to borrow against the Company’s revolving line of credit, (i) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (j) changes in general economic conditions, including the performance of financial markets and interest rates, (k) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (l) claims that the Company infringed other parties’ intellectual property, (m) changing public and consumer taste and changes in customer spending patterns, (n) decreasing retail shelf space for the Company’s industry, (o) the performance of business partners upon whom the Company depends upon, (p) changes in accounting standards, practices or policies, (q) adverse results or other consequences from litigation, arbitration or regulatory investigations, and (r) further sales or dilution of the Company’s equity, which may adversely affect the market price of the Company’s common stock.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:	Steve Honig The Honig Company, Inc. 818-986-4300 press@honigcompany.com
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[Tables Follow]

IMAGE ENTERTAINMENT, INC.
and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)
March 31, 2009 and 2008
ASSETS

(In thousands)	2009	2008
Current assets:
Cash and cash equivalents	$802	$1,606
Accounts receivable, net of allowances of $10,217 — 2009; $8,548 — 2008	19,376	17,430
Inventories	14,629	16,379
Royalty and distribution fee advances	16,570	13,939
Prepaid expenses and other assets	1,545	1,488

Total current assets	52,922	50,842

Noncurrent inventories, principally production costs	2,506	2,632
Noncurrent royalty and distribution advances	21,188	21,356
Property, equipment and improvements, net	2,161	3,089
Goodwill	5,715	5,715
Other assets	221	736

Total assets	$84,713	$84,370

IMAGE ENTERTAINMENT, INC.
and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)
March 31, 2009 and 2008
LIABILITIES AND STOCKHOLDERS’ EQUITY

(In thousands, except share data)	2009	2008
Current liabilities:
Accounts payable	$12,761	$11,387
Accrued liabilities	5,626	5,877
Accrued royalties and distribution fees	20,777	13,961
Accrued music publishing fees	6,222	5,971
Deferred revenue	5,035	10,155
Revolving credit facility	10,933	5,165
Current portion of long-term debt, net of debt discount	10,094	5,759

Total current liabilities	71,448	58,275

Long-term debt, net of debt discount and current portion	5,663	16,309
Other long-term liabilities, less current portion	2,105	2,560

Total liabilities	79,216	77,144

Stockholders’ equity:
Preferred stock, $.0001 par value, 25 million shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 100 million shares authorized; 21,856,000 issued and outstanding at 2009 and 2008, respectively	2	2
Additional paid-in capital	52,693	52,618
Accumulated deficit	(47,198)	(45,394)

Total stockholders’ equity	5,497	7,226

Total liabilities and stockholders’ equity	$84,713	$84,370

IMAGE ENTERTAINMENT, INC.
and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the Three Months Ended March 31, 2009 and 2008

	Three Months Ended
(In thousands, except per share data)	2009		2008
NET REVENUES	$26,569	100.0%	$25,964	100.0%

OPERATING COSTS AND EXPENSES:
Cost of sales	24,414	91.9	29,755	114.6
Selling expenses	2,639	9.9	3,375	13.0
General and administrative expenses	5,169	19.5	6,114	23.5

	32,222	121.3	39,244	151.1

LOSS FROM OPERATIONS	(5,653)	(21.3)	(13,280)	(51.1)
OTHER EXPENSES (INCOME):
Interest expense, net	706	2.7	843	3.3
Other	(2,983)	(11.3)	599	2.3

	(2,277)	(8.6)	1,442	5.6

LOSS BEFORE INCOME TAXES	(3,376)	(12.7)	(14,722)	(56.7)
INCOME TAX BENEFIT	(37)	(0.1)	(3)	(0.0)

NET LOSS	$(3,339)	(12.6)%	$(14,719)	(56.7)%

NET LOSS PER SHARE:
Net loss — basic and diluted	$(.15)		$(.68)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	21,856		21,750

IMAGE ENTERTAINMENT, INC.
and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the Years Ended March 31, 2009 and 2008

(In thousands, except per share data)	2009		2008
NET REVENUES	$130,691	100.0%	$95,818	100.0%

OPERATING COSTS AND EXPENSES:
Cost of sales	103,237	79.0	85,450	89.2
Selling expenses	14,225	10.9	10,412	10.9
General and administrative expenses	16,879	12.9	19,014	19.8
Restructuring expenses	—	—	612	0.6

	134,341	102.8	115,488	120.5

LOSS FROM OPERATIONS	(3,650)	(2.8)	(19,670)	(20.5)
OTHER EXPENSES (INCOME):
Interest expense, net	3,320	2.5	3,345	3.5
Other	(5,205)	(3.9)	(4)	(0.0)

	(1,885)	(1.4)	3,341	3.5

LOSS BEFORE INCOME TAXES	(1,765)	(1.4)	(23,011)	(24.0)
INCOME TAXES	39	0.0	42	0.1

NET LOSS	$(1,804)	(1.4)%	$(23,053)	(24.1)%

NET LOSS PER SHARE:
Net loss — basic and diluted	$(.08)		$(1.06)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	21,856		21,734